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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

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                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

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                              FEBRUARY 1, 1999
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             THEGLOBE.COM, INC.

           (Exact name of registrant as specified in its charter)



            DELAWARE                   0-25053                  14-1781422

(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


                            31 WEST 21ST STREET
                          NEW YORK, NEW YORK 10010

                  (Address of principal executive offices)

                               (212) 886-0800

            (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On February 1, 1999, Nirvana Acquisition Corp. ("Merger Sub"), a Washington corporation and a wholly-owned subsidiary of theglobe.com, inc., a Delaware corporation ("theglobe"), was merged with and into factorymall.com, inc., a Washington corporation ("factorymall"), with factorymall as the surviving corporation (the "Merger"). The Merger was effected pursuant to the Agreement and Plan of Merger, dated February 1, 1999, by and among theglobe, Merger Sub, and factorymall and certain shareholders thereof (the "Merger Agreement"). As a result of the Merger, factorymall became a wholly-owned subsidiary of theglobe. The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. theglobe issued a press release on February 1, 1999 relating to the Merger. The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     The consideration payable by theglobe in connection with the Merger consists of:

     o subject to the exercise of dissenters' rights, the issuance by theglobe of approximately 307,000 newly issued shares of common stock, par value $.001 per share, of theglobe ("theglobe Common Stock"), to the factorymall shareholders, with cash to be paid in lieu of the issuance of fractional shares.

     o the assumption by theglobe of options to purchase shares of factorymall's common stock, without par value ("factorymall Common Stock"), which were exchanged for options to purchase approximately 41,017 shares of theglobe Common Stock. Such options have an aggregate exercise price of approximately $928,950.

     o the assumption by theglobe of warrants to purchase shares of factorymall Common Stock which were exchanged for warrants to purchase approximately 9,405 shares of theglobe Common Stock. Such warrants have an aggregate exercise price of approximately $200,000.

     o the retention of certain bonus obligations of factorymall triggered in connection with the Merger which will result in the issuance by theglobe of approximately 36,864 shares of theglobe Common Stock and the payment by theglobe of approximately $451,232 in cash.

     The consideration payable by theglobe was determined as a result of negotiation between theglobe and factorymall. The number of shares of theglobe Common Stock to be issued to the factorymall shareholders, and cash to be paid in lieu of the issuance of fractional shares, was determined based on an exchange rate of 0.023513329 of a share of theglobe Common Stock for each share of factorymall Common Stock. Funds payable in connection with the Merger will be provided from cash on hand of theglobe.

     The assets of factorymall acquired as a result of the Merger consisted of equipment, other physical property, and cash and cash equivalents of approximately $400,000 as of the date of the Merger. These assets are used in connection with the operation of an on-line interactive department store. theglobe intends to operate the assets acquired as previously operated; provided that changing business conditions or strategic plans may lead to changes in factorymall's operations in the future.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired

     Pursuant to Item 7 of Form 8-K, the financial information required by
Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

     (b) Pro Forma Financial Information

     Pursuant to Item 7 of Form 8-K, the financial information required by
Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

     (c) Exhibits

2.1 Agreement and Plan of Merger dated as of February 1, 1999 by and among theglobe.com, inc., Nirvana Acquisition Corp., factorymall.com, inc. and certain shareholders thereof.

99.1 Text of Press Release, dated February 1, 1999, issued by theglobe.com, inc.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated: February 15, 1999.



                                         theglobe.com,inc.



                                        By: /s/ Francis T. Joyce
                                           ---------------------------------
                                            Name:   Francis T. Joyce
                                            Title:  Vice President and Chief
                                                    Financial Officer
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                               EXHIBIT INDEX

           Exhibit                                 Description
           -------                                 -----------

             2.1 Agreement and Plan of Merger dated as of February 1, 1999 by and among theglobe.com, inc., Nirvana Acquisition Corp., factorymall.com, inc. and certain selling stockholders thereof.

            99.1 Text of Press Release, dated February 1, 1999, issued by theglobe.com, inc.